--------------------------------------------------------------------------------
                           FORM N-4, Item 24(b)(4.25)
                    AUL Omni Employer Spnosored TDA Contract
                              Form GBErTDA.OM-ChuK
--------------------------------------------------------------------------------

CONTRACT NUMBER:                [GXX,XXX]

CONTRACTHOLDER:                 [ABC 501(c)(3)]

DATE OF ISSUE:                  [JANUARY 2, 2006]

CONTRACT DATE:                  [JANUARY 1, 2006]

FIRST CONTRACT ANNIVERSARY:     [JANUARY 1, 2006]

American United Life Insurance Company (AUL) issues this contract in consideration of the Contractholder's application and [the Plan Sponsor's] payment of Contributions to AUL. When used in this contract, "we," "us," or "our" refer to AUL and "you" or "your" refer to the Contractholder.

All provisions and conditions stated on this and subsequent pages are part of this contract.

This contract is signed for us at our Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368. Our street address is One American Square, Indianapolis, Indiana 46282.

                  NOTICE OF [TEN DAY] RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. You may return the contract for any reason within ten days after receiving it. If returned, the contract is void from the beginning and any Contributions will be refunded.

                                       AMERICAN UNITED LIFE INSURANCE COMPANY(R)
                                       By

                                       /s/ Dayton H. Molendorp
                                       [President & Chief Executive Officer]

                                       Attest

                                       /s/ Thomas M. Zurek
                                       [Secretary]

                               AUL American Series
                    Guaranteed Benefit Employer-Sponsored TDA
                  Multiple-Fund Group Variable Annuity [(SBR)]
                            Current Interest Credited
                                Nonparticipating

ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION [4] OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling [1-800-261-9618].

GBErTDA.OM-ChuK
                                                                         [(SBR)]

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                                                           TABLE OF CONTENTS

SECTION 1 - DEFINITIONS                                                      [3]

SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS                           [7]

         2.1----- How Contributions Are Handled
         2.2----- Transfers from Other Retirement Programs
         2.3----- Reallocation of Participant Accounts
         2.4----- Excess Contributions
         2.5----- Transfers from Other Contracts

SECTION 3 - OPERATION OF FIXED INTEREST ACCOUNT                              [9]

         3.1----- Allocations to Participant Accounts
         3.2----- Provision of Guaranteed Rates for Interest Pockets 3.3----- Renewal of Guaranteed Rates
         3.4----- Minimum Rate Guarantee
         3.5----- Allocation of Withdrawals
         3.6----- Limitation on Contributions and Transfers to FIA

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS                                [10]

         4.1----- Operation of Investment Accounts
         4.2----- Valuation of Mutual Funds and Other Entities
         4.3----- Accumulation Units
         4.4----- Value of Accumulation Units
         4.5----- Valuing Participant Accounts

SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS                                  [11]

         5.1----- General Withdrawal Provisions
         5.2----- Plan Benefit Payments
         5.3----- Transfers Between Investment Options
         5.4----- Transfers to and from the FIA

SECTION 6 - ANNUITIES                                                       [15]

         6.1----- Annuity Purchases
         6.2----- Annuity Options
         6.3----- Determining Annuity Amount
         6.4----- Proof of Age and Survival; Minimum Payments
         6.5----- Annuity Certificates

SECTION 7 - OTHER CONTRACT CHARGES
                                                                            [16]

         7.1----- Investment Option Charge (IOC)
         7.2----- Taxes
         7.3----- Reduction or Waiver of Charges
         7.4----- Other Charges
         [7.5-----         Variable Investment Plus (VIP) Credit Factor


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SECTION 8 - CONTRACT MODIFICATIONS                                          [18]

         8.1----- Contract Amendment
         8.2----- Rates and Section 7 Charges
         [8.3----- Conformance with Law]
         [8.4----- Addition, Deletion, or Substitution of Investments] [8.5]----- Our Right to Initiate Changes
         [8.6]----- Prohibited Amendments

SECTION 9 - TERMINATION OF PARTICIPATION IN CONTRACT                        [20]

         9.1----- Termination by [the Plan Sponsor]
         9.2----- Payment Upon Termination by [the Plan Sponsor]
         9.3----- Termination by Us
         9.4----- Payment Upon Termination by Us
         9.5----- Indemnification Required
         9.6----- Effect on Contract Obligations

SECTION 10 - GENERAL PROVISIONS                                             [22]

         10.1----- Ownership
         10.2----- Entire Contract
         10.3----- Benefit Determinations
         10.4----- Representations and Warranties
         10.5----- Contractholder [or Plan Sponsor] Representative; Misstatement
                   of Data
         10.6----- Form of Request, Notice, Instruction, or Direction
         10.7----- [Quarterly] Statement of Account Value
         10.8----- Conformity with Law
         10.9----- Gender and Number
         10.10---- Facility of Payment
         10.11---- Voting
         10.12---- Acceptance of New Participants or Contributions
         10.13---- Our Annual Statement
         10.14---- Nonforfeitability and Nontransferability
         10.15---- Notice of Annual Meeting of Members
         [10.16---- Recordkeeping Services]

[TABLE OF CONTRACT CHARGES]
                                                                            [25]

[TABLE OF GUARANTEED IMMEDIATE ANNUITIES]                                   [26]

[TABLE OF INVESTMENT ACCOUNTS]                                              [27]

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                                                                     [(SBR)]  2
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                             SECTION 1 - DEFINITIONS

1.1  "Account Value" for a Participant Account as of a date is:

     (a) that account's balance of funds in the Fixed Interest Account (FIA), if any, on that date; plus

     (b) the value of that account's Accumulation Units in each Investment Account on that date.

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under this contract. This date may not be later than the date a Participant's periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contributions" are funds which can be allocated to Participant Accounts according to instructions and which have been paid to us pursuant to a Plan or transferred from a prior AUL group annuity contract or a prior funding medium. Such transferred funds may be listed under categories other than "Contributions" on annual and quarterly reporting.

1.10 A "Contribution-Source" means each type of Contribution allowed under the Participant's Plan, including the following:

     (a) "Elective Deferrals," which means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement is not treated as an Elective Deferral if, under the salary reduction agreement, such Contribution is made pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

     (b) "Employee Mandatory Contributions," which means Contributions made under a salary reduction agreement pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code.

     (c) "Employer Contributions," which means Contributions made by the Participant's employer

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          that are not made pursuant to (a) or (b) above.

1.11 ["Death Benefit" is the greater of:

     (a) the Participant's Account Value as of the date the Death Benefit is calculated, or

     (b) (1) the Guaranteed Minimum Death Benefit (GMDB) on the Contract Anniversary immediately preceding the date of the Participant's death, increased by

          (2) any Contributions made for the Participant since the last Contract Anniversary, reduced proportionately to reflect

          (3) any withdrawals by the Participant since the last Contract Anniversary.]

1.12 "Excess Contributions" are Contributions in excess of the applicable Code limits.

1.13 "Fixed  Interest  Account" or "FIA" is an  Investment  Option  described in
     Section 3 to which Contributions may be allocated for accumulation at the Guaranteed Rates. The FIA funds constitute a portion of our general asset account.

1.14 [The "Guaranteed Minimum Death Benefit" or "GMDB" prior to the first Contract Anniversary is equal to the Contributions made for a Participant minus any of his withdrawals or loans. On each Contract Anniversary prior to, or concurrent with, the Participant's date of death, the GMDB is reset, based on the age of the Participant on his last birthday, as follows:

     (a) For Participants less than 81 years of age, the GMDB is the greater of:

          (1) the Participant's Account Value as of the current Contract Anniversary, or

          (2)  (A)  the   GMDB  as  of  the   immediately   preceding   Contract
                    Anniversary; increased by

               (B)  any  Contributions   made  for  the  Participant  since  the
                    immediately preceding Contract Anniversary; and reduced proportionately to reflect

               (C) any withdrawals by the Participant since the immediately preceding Contract Anniversary.

     (b)  For Participants 81 years of age or older, the GMDB is equal to:

          (1) the GMDB as of the immediately preceding Contract Anniversary, increased by

          (2)  any Contributions  made for the Participant since the immediately
               preceding  Contract  Anniversary,   reduced   proportionately  to
               reflect

          (3)  any  withdrawals  by  the   Participant   since  the  immediately
               preceding Contract Anniversary.

     As of the Participant's date of death, the GMDB ceases to increase or decrease in value.]

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1.15 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit to each Interest Pocket. We credit interest daily to each Interest Pocket. A Guaranteed Rate may be modified only as described in Section 3.3.

1.16 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

1.17 "Interest Pocket" means a tracking method which associates funds allocated to the FIA over a specific time period with a specific Guaranteed Rate, as described in Section 3. After the guaranteed period provided in Section 3.3 has elapsed, we may consolidate two or more Interest Pockets in conjunction with the announcement of new Guaranteed Rates.

1.18 "Investment Account" means each distinct portfolio established within our [Variable Account] and identified in the Table of Investment Accounts in this contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity identified in the Table of Investment Accounts. Our "[Variable Account]" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust.

[The   following   sentence  is   applicable  if  the  contract  is  sold  as  a
non-custodial.]

     "Competing Investment Accounts" are those Investment Accounts listed in the Table of Investment Accounts which are marked with an asterisk (*).

1.19 "Investment Option" is the FIA or any Investment Account.

1.20 "Mutual Fund" means any diversified, open-end, management company made available by us and listed in the Table of Investment Accounts.

1.21 "Participant" is any person participating in a Plan that has a Participant Account.

1.22 "Participant Account" is an account under this contract for each Participant. Each Contribution-Source is tracked separately within the Participant Account. We credit Contributions to Participant Accounts and Contribution-Sources as we are directed.

1.23 "Plan" means a Plan Sponsor's plan that is qualified under Code Section 403(b)[(9)] and that invests in this contract.

1.24 "Plan Sponsor" is an employer that sponsors a Plan.

1.25 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

1.26 "Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.

1.27 The "Withdrawal Charge" is [a percentage of the Account Value withdrawn under this contract.] The Withdrawal Charge will not apply to Account Values withdrawn to provide certain benefit payments or an annuity as described in [Sections 5.2 and 6.1, respectively. The percentage varies by the Participant Account Year in which the withdrawal is made. The first Participant Account Year begins on the date we establish the Participant Account and credit the first Contribution to it, and ends on the day before the next anniversary of that date. Each Participant Account Year thereafter begins on such an anniversary date and ends on the day before the next anniversary

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          date.] The Withdrawal Charge percentage is as follows:

                                [During
                       Participant Account Years                      Percentage

                                   1                                         7
                                   2                                         6
                                   3                                         5
                                   4                                         4
                                   5                                         3
                                   6                                         2
                                   7                                         1
                              Thereafter                                    0]

          In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from a Participant Account, exceed [8.5%] of total Contributions allocated to that Participant Account.

1.28 "Withdrawal Value" is a Participant's Account Value, less any Withdrawal Charge.



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               SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS

2.1 How Contributions Are Handled: Contributions are credited to the appropriate Contribution-Sources within each Participant Account as we are directed in allocation instructions. Contributions must be identified as Elective Deferrals, Employee Mandatory Contributions, or Employer Contributions. A Participant's initial Contribution is allocated to the Participant Account [by the second Business Day after] we (1) receive the initial Contribution or, if later, (2) receive all data necessary to complete the allocation (including data required to establish the
     Participant Account, the amount of the Participant's Contribution, and Investment Option elections). Subsequent Contributions are allocated to the Participant Account [on the Business Day] we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation.

     If we receive funds which cannot be allocated to a Participant's Account, those funds will be returned to [the Plan Sponsor] in their entirety or, at our option, only the unallocable portion will be returned, [within 5 Business Days.]

     [(The following paragraph applicable when issued as custodial.)]
     [If we can allocate a Contribution to a Participant's Account, but we have not received Investment Option elections for that Participant, the Contribution will be credited to the AUL Money Market Investment Account. Subsequently received Investment Option elections for that Participant will be used to allocate future Contributions only. We will transfer amounts previously allocated for that Participant to the AUL Money Market Investment Account, plus gains or minus losses thereon, only if we are directed to make a transfer. This transfer request must be submitted in a format specifically authorized by us.]

     [(The following paragraph applicable when issued as a non-custodial.)]
     If we can allocate a Contribution to a Participant's Account, but we have not received Investment Option elections for that Participant, the Contribution will be credited to the AUL Money Market Investment Account. However, such a Contribution will be credited to the FIA (not the AUL Money Market Investment Account) if the FIA is an available Investment Option and if you elect the 90-day transfer option outlined in Section 5.4(a)(1). Subsequently received Investment Option elections for that Participant will be used to allocate future Contributions only. We will transfer amounts previously allocated for that Participant to the AUL Money Market Investment Account (or the FIA), plus gains or minus losses thereon, only if we are directed to make a transfer. This transfer request must be submitted in a format specifically authorized by us.]

     Participant Account funds may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by [the Plan Sponsor]. A change in Investment Option elections is made by giving us new Investment Option elections.

2.2 Transfers from Other Retirement Programs: [If permitted by the Plan and by applicable state and federal law, we may accept, or may initiate the transfer of, amounts transferred from other retirement programs. Such transferred amounts, as identified by the Plan Sponsor, are credited as a rollover Contribution under the appropriate Participant Account and are tracked within this contract as required by applicable state and federal law.]

2.3 Reallocation of Participant Accounts: [The Plan Sponsor] may direct us to reallocate all or a portion of the Account Value of [any of its Plan
     Participants among the Accounts of other of its Plan Participants]. [The Plan Sponsor] must certify that such reallocation is in accordance with the Plan.

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2.4  Excess  Contributions:  Contributions may vary in amount and frequency,  as determined by [the Plan Sponsor's] Plan.

     On receipt of instructions from [the Plan Sponsor], we will withdraw Excess Contributions, plus gains and minus losses, from a Participant Account and return them to the Participant, or as directed. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Plan and the Code. A return of Excess Contributions is treated like a Plan benefit payment, under Section 5.2(a).

     No Participant is permitted to have elective deferral contributions (within the meaning of Code Section 402(g)(3)) made during a calendar year under this contract, or under any other plans, contracts, or arrangements maintained by his employer, in excess of the dollar limitation in effect under Code Section 402(g)(1) and any Regulations issued thereunder for taxable years beginning in such calendar year.

2.5 Transfers from Other Contracts: We may require amounts transferred to a Participant Account from other AUL group annuity contracts to be credited to [the FIA]. We will advise you if this limitation applies before accepting such a transfer.


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                                                                     [(SBR)]  8
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                SECTION 3 -- OPERATION OF FIXED INTEREST ACCOUNT

3.1 Allocations to Participant Accounts: We credit each Participant's Contributions to the FIA based on the information we are provided. We credit interest daily from the date of the Contribution or transfer to the FIA to the date of withdrawal or transfer from the FIA to an Investment Account.

3.2 Provision of Guaranteed Rates for Interest Pockets: At least [10 days] in advance of each [calendar] [quarter], we will declare a Guaranteed Rate for the Interest Pocket for that [quarter]. All Contributions or transfers hereunder which are allocated to the FIA during that [quarter] will earn interest at that Guaranteed Rate until [that quarterly Interest Pocket matures on the second January 1 following the quarter in which that pocket was established.]

3.3 Renewal of Guaranteed Rates: Those [quarterly] Interest Pockets which mature at the same time will be combined into [an annual renewal Interest Pocket]. Funds associated with that [annual renewal Interest Pocket] will earn interest for [a full year] at the Guaranteed Rate declared for that pocket. A new Guaranteed Rate for each [annual renewal Interest Pocket] will be declared [at least 30 days prior to January 1 of the year in which that pocket is established and prior to January 1 of each of the next 4 years which follow the year in which that pocket was established.] An [annual renewal Interest Pocket] will mature on [the fifth anniversary of the date of its establishment], when it will be combined into [one annual portfolio Interest Pocket]. Funds associated with that [annual portfolio Interest Pocket] will earn interest for [a full year] at the Guaranteed Rate for that pocket, which will be declared [at least 30 days prior to every January 1].

3.4 Minimum Rate Guarantee: An Interest Pocket's Guaranteed Rate may not be less than an annual effective interest rate equal to [the average 5-year Constant Maturity Treasury Rate reported by the Federal Reserve for the month of October of the calendar year immediately preceding the calendar year in which that Interest Pocket's Guaranteed Rate became effective (rounded to the nearest 0.05%), minus 1.25%. This minimum Guaranteed Rate shall not be less than 1% nor greater than 3%.

3.5 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out (FIFO) basis. All amounts paid during an installment payout period are paid from all Investment Options on a pro-rata basis.

3.6 Limitation on Contributions and Transfers to FIA: Except for annuity purchases as described in Section 6.1, we reserve the right to limit or disallow allocation of new Contributions and transfers to the FIA upon [30 days] notice to [the Plan Sponsor].


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                  SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds and Other Entities: The current report or prospectus for each Mutual Fund or other entity listed in the second column of the Table of Investment Accounts describes how that Mutual Fund's or other entity's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We establish the initial Accumulation Unit value for a new Investment Account on the inception date of that Investment Account. The value of an Accumulation Unit for any later Valuation Period reflects [the Section 4.1 income, gains, and losses and the Section 7.1 Investment Option Charge (IOC)]. We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Valuing Participant Accounts: We determine the Account Value in an Investment Account by multiplying the Accumulation Units in a Participant Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

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                   SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS

5.1 General Withdrawal Provisions: Subject to the following provisions of this Section, and prior to notification of contract termination (but not thereafter), [the Plan Sponsor] may direct us to withdraw all or a portion of the Account Value of a Participant [in its Plan] pursuant to Section 5.2 to provide a single-sum payment to [the Plan Sponsor] to pay Plan benefits.

     (a) Amounts attributable to amounts held as of December 31, 1988 under another Code Section 403(b) annuity contract may be withdrawn to provide such benefits.

     (b) Contributions made other than pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits.

     (c) Contributions made pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)) may be withdrawn to provide such benefits, provided that the withdrawal is made to provide a loan or that any distribution of such amount shall not occur until the Participant has either attained age 59 1/2, severed employment, died, become totally disabled (as defined by the Plan), or experienced a hardship (as defined by the Plan). However, in the case of a hardship withdrawal, any gain credited to such Contributions may not be withdrawn.

     (d) Withdrawal of any amount from this contract which is transferred directly by us pursuant to [Plan Sponsor] or Participant instructions to another Code Section 403(b) tax-deferred annuity funding vehicle under applicable IRS rules and regulations is not the provision of a Plan benefit for purposes of Section 5.2, but instead is a Contract termination as to that amount for that Participant; and any such withdrawal shall be subject to application of the Withdrawal Charge pursuant to Section 5.2(a)(3). [The Plan Sponsor] hereby grants to a Participant the right to direct the withdrawal and direct transfer of his voluntary Elective Deferrals (as determined by [the Plan Sponsor]) to another Code Section 403(b)[(9)] tax-deferred annuity funding vehicle, subject to Plan provisions.

     (e) If, as provided in Internal Revenue Code Regulation Section 1.403(b)-2T Q&A-2, the distributee of any eligible rollover distribution elects to have the distribution paid directly to an eligible retirement plan (as defined in Q&A-1 of that Section) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution shall be paid to that eligible retirement plan in a direct rollover.

     (f) We are not responsible for determining a Participant's compliance with the requirements above. Any withdrawal request must include certification as to the purpose of the withdrawal. [The Plan Sponsor] assumes full responsibility for determining whether any withdrawal is permitted under applicable law and under the terms of its Plan. We may rely solely upon [the Plan Sponsor's] representations made in the withdrawal request.

     (g) [Withdrawals from a Participant Account's FIA share may not be made in an amount less than the smaller of $500 or the Participant Account's entire FIA share. If a withdrawal reduces the Participant Account's FIA share to less than $500, such remaining share shall also be withdrawn.]

     (h) A withdrawal request is effective, and the Account Value to be applied pursuant to Section 5.2 is determined, on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).

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

     (i) We will pay any cash lump-sum to [the Plan Sponsor or its designee] within [7 days] from the appropriate Business Day as determined in Subsection (h) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to [6 months] after we receive the withdrawal request.

5.2 Plan Benefit Payments: [The Plan Sponsor] will advise us of any person for whom a payment is due under its Plan, including the nature and amount of such payment, before the date such payment is due or as soon thereafter as is practicable.

     (a) Subject to the limitations provided in Section 5.1 (including application of the Withdrawal Charge to those transfers outlined in Subsection 5.1(d)) and Subsection (b) below, prior to notification of contract termination (but not thereafter), [the Plan Sponsor] may direct us to withdraw all or a portion of the [Account of a Participant in its Plan] to provide a single-sum payment to [the Plan Sponsor] to pay:

          [(1) Plan benefits for retirement, death, disability, hardships, loans, required minimum distribution benefits pursuant to Code
               Section 401(a)(9), or benefits after age 59 1/2 or as otherwise allowed by the Code (provided that such benefits after age 59 1/2 or as otherwise allowed by the Code are paid in a taxable distribution to the Participant). Such a withdrawal is not subject to a Withdrawal Charge.

          (2)  Plan benefits for termination of employment. Such a withdrawal is
               not  subject  to  a  Withdrawal   Charge,   with  the   following
               exceptions:

               (A) Any such payment requested for a Plan Participant who terminates employment on or after the date the Plan is terminated is subject to a Withdrawal Charge.

               (B) Any such payment requested for a Participant whose termination of employment is part of a partial Plan termination under IRS guidelines is subject to a Withdrawal Charge.

               (C) Even if there is no full or partial Plan termination under Subparagraphs (A) and (B) above, any such termination of employment payments during the Contract Year (or, at our option, during the 365-day period preceding our receipt of a termination of employment benefit payment request) which exceed 20% of the aggregate Account Value of all Participant Accounts determined as of the first day of the Contract Year (or the first day of the 365-day period) are subject to a Withdrawal Charge.

               (D) Any such payment requested for a Participant who terminates employment on or after the date the Plan Sponsor files for protection under federal bankruptcy law, is deemed insolvent, dissolves, closes, or shuts down its business, or ceases operations is subject to a Withdrawal Charge.


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                                                                     [(SBR)]  12

          (3) Plan benefits not otherwise listed in Paragraphs (1) and (2) above. Such a withdrawal is subject to a Withdrawal Charge.]

     (b) Regarding death benefits specifically, notwithstanding the provisions of Section 9, upon receipt from [the Plan Sponsor] of instructions and of due proof of the Participant's (and, if applicable, the beneficiary's) death prior to the date the Participant Account is closed, we will apply the Account Value of the Participant Account, minus any charges described in Section 7 that are not included in the Accumulation Unit value, for the purpose of providing a death benefit under the Plan. The death benefit will be paid to the Participant's beneficiary according to the method of payment elected by the beneficiary (unless such method of payment was previously elected by the Participant). The Participant's beneficiary may also designate a beneficiary.

          The death benefit will be payable:

          (1) in a single sum or other method not provided in (2) below; provided, however, that the entire Account Value, minus any charges described in Section 7 that are not included in the Accumulation Unit value, must be paid to the beneficiary on or before December 31 of the calendar year which contains the fifth anniversary of the Participant's death, or

          (2)  as an annuity in  accordance  with the Annuity  Options  shown in
               Section 6.2 over a period not to exceed the life or life expectancy of the beneficiary. If the beneficiary is not the Participant's surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. If the beneficiary is the Participant's surviving spouse, the annuity need not begin before December 31 of the calendar year in which the Participant would have attained age 70 1/2.

               If a Participant dies on or after his Annuity Commencement Date, any interest remaining under the Annuity Option selected will be paid at least as rapidly as prior to the Participant's death.

     (c) Under Subsection (a)(2) (A), (B), (C), and (D) and under (a)(3) above, if the entire Account Value is withdrawn, the amount paid equals the Withdrawal Value minus any charges described in Section 7 which are not included in the Accumulation Unit value. If a portion of the Account Value is withdrawn, the Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in Section 7 which are not included in the Accumulation Unit value.

5.3 Transfers between Investment Options: [The Plan Sponsor] may direct us to transfer amounts between Investment Options, or to initiate Participant-directed transfers between Investment Options. A transfer is deemed "Participant-directed" only if it reflects the Participant's investment choice, free of any suggestion or influence by [you,] the Plan Sponsor, or any fiduciary or other party to the administration or management of the Plan [(with the exception of any investment advice rendered by a third-party provider for whom an Investment Advice Provider Fee is earned under the Table of Contract Charges)]. A transfer that is not "Participant-directed" is subject to Section 5.4(b). Transfers are effective on [the Business Day we receive the transfer direction]. Transfer directions for a Participant Account may be made [daily on any Business Day]. We will make the transfer as


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                                                                     [(SBR)]  13
     requested within [7 days] from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to [6 months] after we receive the transfer request.

5.4  Transfers to and from the FIA:

     [(a) Participant-directed Transfers (as defined in Section 5.3):

[(Subsection (1) and (2)applicable when contract is issued as a custodial)]

          (1) if a Participant's FIA Account Value is less than $2,500 as of the first day of the Contract Year in which we receive the transfer request, the Participant may transfer any amount from the FIA.

          (2) if a Participant's FIA Account Value is $2,500 or more as of the first day of the Contract Year in which we receive the transfer request, no more than 20% of the Participant's FIA Account Value as of the first day of that Contract Year less amounts previously transferred by him during that Contract Year may be transferred by him from the FIA as of the date we receive the transfer request.

[(Subsection (1)  and (2)applicable when contract is issued as a non-custodial)]

          (1) If you do not make available to Participants any of the Competing Investment Accounts identified in the Table of Investment Accounts, once a Participant transfers funds from the FIA to an Investment Account, he may transfer funds to the FIA only after 90 days have elapsed since the date of his last transfer from the FIA.

          (2) If you make available to Participants any of the Competing Investment Accounts identified in the Table of Investment Accounts, the 90-day transfer restriction discussed in Paragraph
               (1) above does not apply. Instead:

               (A) if a Participant's FIA Account Value is less than $2,500 as of the first day of the Contract Year in which we receive the transfer request, the Participant may transfer any amount from the FIA.

               (B) if a Participant's FIA Account Value is $2,500 or more as of the first day of the Contract Year in which we receive the transfer request, no more than 20% of the Participant's FIA Account Value as of the first day of that Contract Year less amounts previously transferred by him during that Contract Year may be transferred by him from the FIA as of the date we receive the transfer request.

     (b)  Contractholder-directed Transfers:

          (1) Contractholder-directed transfers to the FIA from an Investment Account are subject to our approval.

          (2) We may cease to permit Contractholder-directed transfers upon 30 days notice.]


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



                              SECTION 6 - ANNUITIES

6.1 Annuity Purchases: Prior to notification of contract termination (but not thereafter), [the Plan Sponsor] may withdraw all or a portion of the Account Value of a Participant in its Plan to provide an annuity reflecting Plan benefits. Such a withdrawal is not subject to a Withdrawal Charge. [On the date we receive an annuity purchase request, we transfer the entire Participant Account to the FIA if it is an available Investment Option, otherwise to the AUL Money Market Investment Account. Such amounts remain in the FIA or the AUL Money Market Investment Account until the full Account Value (reflecting gains and losses) is applied to purchase the annuity on the last day of the month preceding the Annuity Commencement Date. As of that annuity purchase date, such Participant Account funds are no longer maintained in this contract.]

     The annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If the Participant or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

     The minimum amount which may be applied to purchase an annuity is [$10,000].

6.2 Annuity Options: [The Plan Sponsor] may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

     (a) Life Annuity. A monthly annuity is payable as long as the annuitant lives.

     (b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

          If a certain period annuity is available, the certain period may not extend beyond the life expectancy of a Participant or the joint life expectancy of a Participant and any contingent annuitant, as determined on the Annuity Commencement Date.

6.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to this contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contract produce a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

6.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis.

6.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.


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



                       SECTION 7 - OTHER CONTRACT CHARGES

7.1 [Investment Option Charge (IOC): Under Section 4.4, the Accumulation Unit values of all Investment Accounts reflect the daily equivalent of an IOC expressed as an annual percentage.

     The IOC for an Investment Account is applied directly against the Investment Account and is equal to the sum of "x" + "y" where:

        "x" = a current charge for the investment advisory fees and for the operational, organizational, and other expenses of the corresponding Mutual Fund, Portfolio, or other entity in which the Investment Account invests. Periodically, for a given Investment Account, "x" will change to reflect changes in the related expenses and other factors. Any change in "x" for an Investment Account will be effective without prior written notice. Copies of the prospectuses or reports of the Mutual Fund, Portfolio, or other entity are available for review.

        "y" = current charge of 1.25% for our professional services, administrative services (including systems recordkeeping and Investment Account accounting), case acquisition costs, compliance support, sales office expenses, overhead, sales commissions, annuity purchase rate guarantees, reasonable profit, and other related costs.

     Taxes: We may deduct charges equal to any premium tax we incur which is directly related to amounts received for the Participant from the balance applied to purchase an annuity, or at such other time as premium taxes are incurred by us. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur that are attributable to such Investment Accounts.

7.3  Reduction  or  Waiver of  Charges:  We may  reduce or waive the  Withdrawal
     Charge  or  the  charges  discussed  above  if  the  appropriate   expenses
     associated with the sale or administration of any contract are reduced.

7.4  Other Charges:

     [We apply those charges listed in the Table of Contract Charges.]

     [Charges due AUL for which the Plan is responsible, and which the Plan Sponsor has otherwise agreed to in writing, which are unpaid 60 days after the payment due date, will be deducted from Participant Accounts on a pro-rata basis. Charges for which the Plan Sponsor (not the Plan) is responsible, and which the Plan Sponsor has otherwise agreed to in writing, must be paid by the Plan Sponsor.]


[7.5 Variable  Investment  Plus (VIP) Credit  Factor:  We determine a VIP credit factor each month by multiplying the portions of the aggregate month-end Account Value in all Investment Accounts by the monthly equivalent of the corresponding annual VIP credit factors in the table below. The sum of these products is divided by the aggregate month-end Account Value in all
     Investment Accounts. We multiply the resulting percentage by each Participant's month-end Account Value in each Investment Account, and add the resulting amount to the Participant's Account Value for that Investment Account.

                        Aggregate Month-End Account Value

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                                                                     [(SBR)]  16
       allocated to Investment Accounts                Annual VIP Credit Factors
             First   $   750,000                                0.10%
              Next   $   750,000                                0.30%
              Next   $ 1,000,000                                0.45%
              Next   $ 2,500,000                                0.75%
              Next   $ 5,000,000                                0.85%
              Over   $10,000,000                                0.95%

     The VIP Credit Factor may be reduced by an annual charge percentage equal to the current fixed dollar charge for expenses you have selected and agreed to in your AUL administrative services agreement divided by the aggregate period-end Account Value in all Investment Accounts. Period-end will be month-end. Alternatively, at our option and upon 30 days notice to you prior to the beginning of the next calendar quarter, we may use the aggregate calendar quarter-end Account Value in all Investment Accounts to calculate this charge. We also reserve the right to revert to a month-end calculation upon 30 days notice to you prior to the beginning of the month in which the change is to be effective. Such charge percentage may not reduce the VIP Credit Factor below 0%.]


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




                       SECTION 8 - CONTRACT MODIFICATIONS

8.1 Contract Amendment: You and we may agree to any change or amendment to this Contract without the consent of any other person or entity. This contract cannot be modified or amended, nor can any provision or condition be waived, except by written authorization of a corporate officer of AUL.

8.2 Rates and Section 7 Charges: We may announce new Guaranteed Rates, as described in Sections 3.2 and 3.3 (including the consolidation of existing Interest Pockets). However, as provided in Sections 3.2 and 3.3, we may not change the declared Guaranteed Rate applicable to an established Interest Pocket during the guaranteed period. We may also modify the charge levels in Section 7 (but may not exceed the maximum charge levels listed in the Table of Contract Charges) using the procedures of Section 8.5.

[8.3 Conformance with Law: We may amend this contract at any time, without your consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you, the Plan Sponsor, or Participants the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to you prior to its effective date.]

[8.4 Addition, Deletion, or Substitution of Investments:

     (a) We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by any Investment Account or that any Investment Account may purchase. We reserve the right to eliminate the shares of any of the eligible Mutual Funds, Portfolios, or other entities and to substitute shares of, or interests in, another Mutual Fund, Portfolio, or another investment vehicle, for shares already purchased or to be purchased in the future under the contract, if the shares of any or all eligible Mutual Funds, Portfolios, or other entities are no longer available for investment or if further investment in any or all eligible Mutual Funds, Portfolios, or other entities becomes inappropriate in view of the purposes of the contract. Where required under applicable law, we will not substitute any shares in any Investment Account without notice, your approval, Plan Sponsor approval, or Participant approval, or prior approval of the Securities and Exchange Commission or a state insurance commissioner, and without following the filing or other procedures established by applicable state insurance regulators. Nothing contained herein will prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between series or classes of contracts on the basis of requests made by a majority of other contractholders or as permitted by federal law.

     (b) We reserve the right to establish additional Investment Accounts, each of which would invest in the corresponding Mutual Fund, Portfolio, or other entity, or in other securities or investment vehicles. We reserve the right to eliminate or combine existing Investment Accounts if marketing, tax, or investment conditions warrant. We reserve the right to provide other Investment Options under this contract at any time. Subject to any required regulatory approvals, we reserve the right to transfer assets from any Investment Account to another separate account of AUL or Investment Account.

     (c) In the event of any such substitution or change, we may, by appropriate amendment, make such changes in this contract as may be necessary or appropriate to reflect such substitution or change. Any transfer request or Investment Option election received on


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                                                                     [(SBR)]  18
          or after the effective date of such substitution or change which reflects the previous Investment Option which has been substituted or changed will be transacted using the new substituted or changed Investment Option. If deemed by us to be in the best interests of persons or entities having voting rights under this contract, the Variable Account may be operated as a management investment company under the Investment Company Act of 1940 or any other form permitted by law, it may be deregistered in the event such registration is no longer required under the Investment Company Act of 1940, or it may be combined with other separate accounts of AUL or an affiliate thereof. We may take such action as is necessary to comply with, or to obtain, exemptions from the Securities and Exchange Commission with regard to the Variable Account. Subject to compliance with applicable law, we also may combine one or more Investment Accounts and may establish a committee, board, or other group to manage one or more aspects of the Investment Accounts.]

[8.5] Our Right to Initiate Changes: In addition to those amendments permitted by Sections 8.2, 8.3, and 8.4, we may initiate an additional provision or modification of any other provision of this contract (except for those prohibited amendments listed in Section 8.6) by giving you [60 days] notice of such modification. Any such modification is effective without your affirmative assent.

[8.6] Prohibited Amendments:

     (a) Notwithstanding our right to initiate changes under Section 8.5, we may not initiate changes to the minimum rate guarantee provision specified in Section 3.4, our obligation to set Guaranteed Rates for the period of time specified in Sections 3.2 and 3.3, the payment provisions upon contract termination specified in Section 9.2, the maximum charge levels listed in the Table of Contract Charges, or the Table of Guaranteed Immediate Annuities.

     (b) No modification to this contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to Participant Account balances held in the FIA on the modification's effective date.

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                                                                     [(SBR)]  19

              SECTION 9 - TERMINATION OF PARTICIPATION IN CONTRACT

9.1 Termination by [the Plan Sponsor]: [The Plan Sponsor] may terminate its participation in this contract by giving us notice and electing a form of payment described in Section 9.2. Such termination is effective on [the Business Day that we receive such notice.]

9.2 Payment Upon Termination by [the Plan Sponsor]: If [the Plan Sponsor] terminates its participation in the contract, [the Plan Sponsor] may elect the following options:

     (a)  (1)  Payment  of  Investment  Accounts  in  Lump-Sum:   The  aggregate
               Investment Account  Withdrawal Value of all Participant  Accounts
               [of the Plan Sponsor shall be paid to the Plan Sponsor] in a lump-sum.

          (2) Payment of FIA in Lump-Sum: If "j" is greater than or equal to "i" on the calculation date, the aggregate FIA Withdrawal Value of all Participant Accounts [of the Plan Sponsor] shall be paid to [the Plan Sponsor] in a lump-sum. For this purpose, "i" equals the Guaranteed Rate we credit to new Contributions and "j" equals the dollar-weighted average rate of interest we credit to amounts to be withdrawn from the FIA under this Section [for the Plan Sponsor]. Such Withdrawal Value shall be determined on the effective date of termination of contract participation and paid within [7 days] from that termination effective date, except as we may be permitted to defer payment in accordance with appropriate provisions of the federal securities laws.

          (3) Payment of FIA in Installments: If "i" is greater than "j" (as "i" and "j" are defined in Paragraph (2) above) on the calculation date, the aggregate FIA Withdrawal Value of all Participant Accounts [of the Plan Sponsor] shall be paid to [the Plan Sponsor] in [6]equal annual installments. The initial FIA installment is calculated on the termination of participation effective date and paid within [7 days] from the effective date of termination of contract participation. Subsequent installments are paid on the anniversary of that termination effective date. During the installment payment period, interest is credited to amounts in the FIA at a rate equal to the current average Guaranteed Rate (as determined on the first installment payment date) of all of the [Plan Sponsor's] Interest Pockets, less [1%]. The minimum rate guarantee provided in Section 3.4 applies to the interest credited under this Section. Interest is paid with each installment.

     (b) Transfer to Another Contract: [The Plan Sponsor may transfer the aggregate Account Value of all of its Participant Accounts, or it may permit a Participant to transfer his Account Value, to any group annuity contract which has a withdrawal charge which we may make available. The Plan Sponsor may transfer the aggregate Withdrawal Value of all of its Participant Accounts, or it may permit a Participant to transfer his Withdrawal Value, to any group annuity contract which does not have a withdrawal charge which we may make available. Any such amounts are transferred on the effective date of termination of participation in the contract.]

9.3 Termination by Us: We have the right, subject to applicable state law, to terminate any Participant Account established under this contract at any time during the Contract Year if the Account Value of the Participant Account is less than [$200] for the first Contract Year in which a Contribution is made


GBErTDA.OM-ChuK
                                                                     [(SBR)]  20
     for the Participant, and [$400] for any subsequent Contract Year, and at least [6 months] have elapsed since the last previous Contribution to the contract. If we elect to terminate a Participant Account, the termination will be effective on the date [6 months] following the date we give notice to [the Plan Sponsor] and the Participant that the Participant Account is to be terminated, provided that any Contributions made during the [6-month period] are insufficient to raise the Account Value up to the minimum level.

9.4 Payment Upon Termination by Us: As of the effective date of termination of a Participant Account by us, we may elect to have a single sum equal to the Account Value of the Participant Account on the effective date of termination paid to [the Plan Sponsor] within [7 days] from that date. Any such payment is in full settlement of the Participant Account under this contract and in lieu of any other payment under its terms.

9.5 Indemnification Required: Payments or transfers under Section 9.2 are in full settlement of our obligations [to the Plan Sponsor and its Participants] under this contract. Prior to making such payments or transfers under Section 9.2, we may require [you and the] Plan Sponsor to indemnify and hold us harmless from any and all losses, claims, or demands that may later be asserted against us in connection with the making of such payment or transfer.

9.6 Effect on Contract Obligations: Any annuities purchased prior to notification of termination of participation in the contract are unaffected by a termination. We may refuse further Contributions at any time after a termination notice has been given. This contract terminates automatically if no amounts remain in either the FIA or any Investment Account.

     [If we have been providing recordkeeping services, such services stop on the termination effective date. If we cease to provide Plan recordkeeping for any reason, any administrative services agreement between the Plan Sponsor and us regarding its Plan and/or this contract is thereby terminated.]

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                                                                     [(SBR)]  21

                         SECTION 10 - GENERAL PROVISIONS

10.1 Ownership: You own this contract. No other person or entity has any right, title, or interest in this contract or to amounts received or credited under it until such amounts are made available to them. All amounts received or credited under this contract become our property. We are obligated to make only the payments or distributions specified in this contract.

10.2 Entire Contract: This contract and your application constitute the entire agreement between you and us. We are not a party to, nor bound by, a Plan or trust, or any amendment or modification to any of the same. We are not a fiduciary under this contract or under any such Plan or trust.

10.3 Benefit Determinations: [The Plan Sponsor] will furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on [the Plan Sponsor's] instructions and certifications with respect to Participant benefits. [The Plan Sponsor] is fully responsible for determining:

     (a) whether benefit payments are permitted under applicable law and its Plan and

     (b) the existence or amount of Excess Contributions (plus gains or minus losses thereon), or that returns of Excess Contributions are permitted by its Plan and the Code.

          We may rely on [the Plan Sponsor's or its designee's] statements or representations in honoring any benefit payment request.

          [We require that a Participant execute and submit to us an affidavit which we prepare in order that we may process that Participant's benefit payable under this contract if you, the Plan Sponsor, the Plan Trustee, and the Plan Administrator are no longer in existence at the time we receive that Participant's benefit payment request.]

10.4 Representations and Warranties: You and we mutually represent and warrant, each to the other, that each is fully authorized to enter into this contract and that this contract is a valid and binding obligation and that the execution of this contract does not violate any law, regulation, judgment, or order by which the representing party is bound. In addition, [the Plan Sponsor] represents and warrants to us that:

     (a)  the Plan meets the requirements of Code Section 403(b)[(9)];

     (b) the execution of this contract has been authorized by the Plan fiduciary responsible for Plan investment decisions; and

     (c) the execution or performance of this contract does not violate any Plan provision or any law, regulation, judgment, or order by which the Plan is bound.

          We do not make any representation or warranty regarding the federal, state, or local tax status of this contract, any Participant Account, or any transaction involving this contract.

10.5 Contractholder [or Plan Sponsor] Representative; Misstatement of Data: [You or the Plan Sponsor] may designate a representative to act on [your or its] behalf under Sections 2 or 3 or to receive any payment under Sections 5 or
     9. We may rely on any information you furnish or your designee, [the Plan Sponsor, its designee,] or a Participant furnishes. We need not inquire as to the accuracy or



GBErTDA.OM-ChuK
                                                                     [(SBR)]  22
     completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

10.6 Form of Request, Notice, Instruction, or Direction: When reference is made to you, your designee, [the Plan Sponsor, its designee,] or a Participant making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

10.7 [Quarterly] Statement of Account Value: Reasonably promptly after the end of each [Contract Quarter], we will prepare a statement of the Account Value for each Participant Account that is maintained under this contract.

10.8 Conformity with Law: Any benefit payable under this contract shall not be less than the minimum benefit required by the insurance laws of the state in which the contract is delivered. Language in this contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within this contract any such statutes or rules.

10.9 Gender and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

10.10 Facility of Payment: If any Participant, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment, if no guardian has been appointed, and if we receive a valid power of attorney for such Participant, contingent annuitant, or beneficiary, we may pay the person or persons named in such power of attorney. We may also pay [the Plan Sponsor] directly or as [the Plan Sponsor] otherwise instructs. Any such payment fully discharges us to the extent of such payment.

10.11 Voting: We own all shares of a Mutual Fund, Portfolio, or other entity held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. [Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

     (a) You have the voting interest under this contract. Unless otherwise required by applicable law, the number of shares of a Mutual Fund, Portfolio, or other entity for which you may give voting instructions is determined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the shares of the Mutual Fund, Portfolio, or other entity. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund, Portfolio, or other entity to determine shareholders eligible to vote.

     (b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from you and from all other contractholders. If no timely voting instructions are received from you, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.]

          To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.


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                                                                     [(SBR)]  23

          We will provide prospectuses and other reports as required by applicable federal law.

[10.12 Acceptance of New Participants or Contributions: We may refuse to accept new Participants or new Contributions at any time.]

10.13 Our Annual Statement: No provision of this contract controls, determines, or modifies any annual statement made by us to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of this contract.

10.14 Nonforfeitability and Nontransferability: The entire Withdrawal Value of the vested portion (as determined pursuant to the Plan) of a Participant Account under this contract is nonforfeitable at all times. No sum payable under this contract with respect to a Participant may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than us. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

10.15 Notice of Annual Meeting of Members: By-law, Art II, Sec. 2: the regular annual meeting of the members of American United Mutual Insurance Holding Company shall be held at its principal place of business on [the third Thursday in February each year at ten o'clock A.M.] local time or at such other location, place, or time as may be designated by the Board of Directors. The election of directors shall be held at the annual meeting.

[10.16 Recordkeeping Services: We generally provide Plan recordkeeping services when all of a Plan's funds are held under this contract. We decline to provide Plan recordkeeping services if the Plan Sponsor elects to allocate its Plan funds to investments other than this contract, or if its Plan's recordkeeping practices, in our judgment, impose an administrative or financial burden on us. If we cease to provide Plan recordkeeping for any reason, any administrative services agreement between us and the Plan Sponsor regarding its Plan and/or this contract is thereby terminated.]


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                                                                     [(SBR)]  24

                           [TABLE OF CONTRACT CHARGES

(1) Participant Account Charge: We deduct a Participant Account Charge per Contract Quarter equal to the lesser of $7.50 and 0.5% of the Participant's Account Value on the last day of each Contract Quarter from each Participant Account in existence on such day for as long as the Participant Account is in effect. This charge is to be prorated among each Contribution-Source utilized under this contract by that Participant Account. If the entire balance of a Participant Account is applied or withdrawn before the last day of the Contract Quarter pursuant to the contract, the Participant Account Charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which such application or withdrawal of funds is made will not be deducted from the amount applied or withdrawn.

     There is no such charge for a Participant for any Contract Quarter in which the Participant's Account Value on the last day of that quarter is greater than $25,000.

(2) Charge for Non-Electronic Transfers: We charge a service fee of up to $5 for non-electronic transfers between Investment Options, which will be deducted from the applicable Participant Account.

(3) Distribution Fee: We assess a Distribution Fee of up to $40 against a Participant's Account when the entire Account is distributed in a lump-sum.

(4)  Individual  Participant  Check Fee Upon Termination of Participation in the
     Contract: We assess a fee of up to $100 against the Account of each Participant for whom an individual check is prepared upon a Plan Sponsor's termination of participation in the contract.]

[(5) Investment  Advice  Provider  Fee:  We bill  you for an  Investment  Advice
     Provider Fee in an amount separately agreed upon by you and the third-party investment advice provider. Alternatively, we may assess this Investment Advice Provider Fee against the Account of each Participant who utilizes the investment advice provider's services if permitted under applicable law, regulations, and rulings. The entire fee collected by us will be forwarded to the investment advice provider. No portion of this fee will be retained by us.]



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                                                                     [(SBR)]  25

                    [TABLE OF GUARANTEED IMMEDIATE ANNUITIES

                   MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

                                                10-YEAR CERTAIN
                ADJUSTED AGE    LIFE ANNUITY    AND LIFE ANNUITY

                    45             2.7498           2.7455
                    46             2.7986           2.7938
                    47             2.8498           2.8444
                    48             2.9036           2.8975
                    49             2.9602           2.9532
                    50             3.0197           3.0116
                    51             3.0823           3.0730
                    52             3.1483           3.1375
                    53             3.2178           3.2052
                    54             3.2913           3.2763

                    55             3.3690           3.3512
                    56             3.4511           3.4299
                    57             3.5381           3.5126
                    58             3.6301           3.5995
                    59             3.7273           3.6906

                    60             3.8300           3.7862
                    61             3.9387           3.8865
                    62             4.0536           3.9919
                    63             4.1751           4.1024
                    64             4.3037           4.2184

                    65             4.4397           4.3400
                    66             4.5837           4.4676
                    67             4.7365           4.6014
                    68             4.8992           4.7419
                    69             5.0735           4.8895

                    70             5.2610           5.0448
                    71             5.4635           5.2077
                    72             5.6823           5.3783
                    73             5.9180           5.5559
                    74             6.1718           5.7400

                    75             6.4456           5.9301

     Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [0.6 times (Birth Year - 1915)] rounded to the nearest integer.

     Guaranteed purchase rates are 100% of the net single premium for the benefit provided based on 85% of the unprojected 1994 Group Annuity Reserving Table for females with interest at 1.5%.]

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                                                                     [(SBR)]  26

                          TABLE OF INVESTMENT ACCOUNTS

[(Use this paragraph for custodial)]
The following Investment Accounts are made available to you under this contract. By completing a form we require, [the Plan Sponsor] may restrict the Investment Accounts made available to [its] Participants. Amounts allocated to any
Investment Account identified below are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity listed below.

[(Use this paragraph for non-custodial)]
The following Investment Accounts are made available to you under this contract. By completing a form we require, you may restrict the Investment Accounts you make available to your Participants. Amounts allocated to any Investment Account identified below are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity listed below. [The Competing Investment Accounts marked with an asterisk (*) are not available if your Plan uses the FIA and if you do not want the FIA 20% annual transfer restriction applicable to Participant-directed transfers provided in Section 5.4(a)(2) to apply.]

Investment Account                                   Mutual Fund, Portfolio, or Other Entity

AIM Basic Value                                      AIM Basic Value Fund (A Class)
AIM  Energy                                          AIM  Energy Fund (K Class)
AIM Financial Services                               AIM Financial Services Fund (K Class)
AIM Global Health Care                               AIM Global Health Care Fund (K Class)
AIM Global Equity                                    AIM Global Equity Fund (A Class)
AIM Leisure                                          AIM Leisure Fund (K Class)
AIM Mid Cap Core Equity                              AIM Mid Cap Core Equity Fund (R Class)
AIM Small Cap Growth                                 AIM Small Cap Growth Fund (R Class)
AIM Technology                                       AIM Technology Fund (K Class)
AllianceBernstein Focused Growth & Income            AllianceBernstein Focused Growth & Income Fund (R Class)
AllianceBernstein Global Value                       AllianceBernstein Global Value Fund (R Class)
AllianceBernstein International Value                AllianceBernstein International Value Fund (R Class)
AllianceBernstein Mid-Cap Growth                     AllianceBernstein Mid-Cap Growth Fund (R Class)
AllianceBernstein Small/Mid Cap Value                AllianceBernstein Small/Mid Cap Value Fund (R Class)
AllianceBernstein Small-Cap Growth                   AllianceBernstein Small - Cap Growth Fund (R Class)
AllianceBernstein Value                              AllianceBernstein Value Fund (R Class)
AllianceBernstein International Growth               AllianceBernstein International Growth Fund (R Class)
Allianz CCM Capital Appreciation                     Allianz CCM Capital Apprecitaion Fund (R Class)
Allianz NFJ Small-Cap Value Fund                     Allianz NFJ Small-Cap Value Fund (R Class)
Allianz OpCap Renaissance Fund                       Allianz OpCap Renaissance Fund (R Class)
Allianz OpCap Value                                  Allianz OpCap Value Fund (R Class)
American Century(R) Equity Growth                    American Century(R) Equity Growth Fund (Advisor Class)
American Century(R) Equity Income                    American Century(R) Equity Income Fund (Advisor Class)
American Century(R) Ginnie Mae                       American Century(R) Ginnie Mae Fund (Advisor Class)
American Century(R) Growth                           American Century(R) Growth Fund (Advisor Class)
American Century(R) Heritage                         American Century(R) Heritage Fund (Advisor Class)
American Century(R) Inflation-Adjusted Bond          American Century(R) Inflation-Adjusted Bond Fund (Advisor Class)
American Century(R) International Growth             American Century(R) International Growth Fund (Advisor Class)
American Century(R) New Opportunities II             American Century(R) New Opportunities II Fund (A Class)
American Century(R) Large Company Value              American Century(R) Large Company Value Fund (Advisor Class)
American Century(R) Real Estate                      American Century(R) Real Estate (Advisor Class)
American Century(R) Select                           American Century(R) Select Fund (Advisor Class)
American Century(R) Strategic Allocation: Aggressive American Century(R) Strategic Allocation: Aggressive Fund (Advisor Class)
American Century(R) Strategic Allocation: Conservative American Century(R) Strategic Allocation: Conservative Fund (Advisor Class)
American Century(R) Strategic Allocation: Moderate   American Century(R) Strategic Allocation: Moderate Fund (Advisor Class)
American Century(R) Ultra                            American Century(R) Ultra Fund (Advisor Class)
American Century(R) Vista Fund                       American Century(R) Vista Fund (Advisor Class)
Dreyfus Premier Future Leaders                       Dreyfus Premier Future Leaders Fund (T Class)
Dreyfus Premier New Leaders                          Dreyfus Premier New Leaders Fund (T Class)

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                                                                     [(SBR)]  27

Dreyfus Premier Small Cap Value                        Dreyfus Premier Small Cap Value Fund (T Class)
Dreyfus Premier Structured MidCap                      Dreyfus Premier Structured MidCap Fund (T Class)
Dreyfus Premier Third Century                          Dreyfus Premier Third Century Fund (T Class)
Dreyfus Premier Worldwide Growth                       Dreyfus Premier Worldwide Growth Fund (T Class)
Fidelity(R) Advisor Dividend Growth                    Fidelity(R) Advisor Dividend Growth Fund (T Class)
Fidelity(R) Advisor Dynamic Capital Appreciation       Fidelity(R) Advisor Dynamic Capital Appreciation Fund (T Class)
Fidelity(R) Advisor Equity Growth                      Fidelity(R) Advisor Equity Growth Fund (T Class)
Fidelity(R) Advisor Equity Income                      Fidelity(R) Advisor Equity Income Fund (T Class)
Fidelity(R) Advisor Growth & Income                    Fidelity(R) Advisor Growth & Income Fund (T Class)
Fidelity(R) Advisor Growth Opportunities               Fidelity(R) Advisor Growth Opportunities Fund (T Class)
Fidelity(R) Advisor New Insights                       Fidelity(R) Advisor New Insights Fund (T Class)
Fidelity(R) Advisor Small Cap                          Fidelity(R) Advisor Small Cap (T Class)
Fifth Third Mid Cap Growth                             Fifth Third Mid Cap Growth Fund (Advisor Class)
Fifth Third Multi Cap Value                            Fifth Third Multi Cap Value Fund (Advisor Class)
Fifth Third Quality Growth                             Fifth Third Quality Growth Fund (Advisor Class)
Fifth Third Strategic Income                           Fifth Third Strategic Income Fund (Advisor Class)
Fifth Third Technology                                 Fifth Third Technology Fund (Advisor Class)
Franklin Capital Growth                                Franklin Capital Growth Fund (R Class)
Franklin Flex Cap Growth                               Franklin Flex Cap Growth Fund (R Class)
Franklin Small Mid Cap Growth                          Franklin Small Mid Cap Growth Fund (R Class)
Franklin Strategic Income                              Franklin Strategic Income Fund (R Class)
Janus Adviser Risk-Managed Growth                      Janus Adviser Risk-Managed Growth Fund (I Class)
Janus Adviser Small Company Value                      Janus Adviser Small Company Value Fund (I Class)
Lord Abbett Developing Growth                          Lord Abbett Developing Growth Fund (P Class)
Lord Abbett Growth Opportunities                       Lord Abbett Growth Opportunities Fund (P Class)
Lord Abbett Small-Cap Blend                            Lord Abbett Small-Cap Blend Fund (P Class)
Neuberger Berman Fasciano                              Neuberger Berman Fasciano Fund (Advisor Class)
Neuberger Berman Focus                                 Neuberger Berman Focus Fund (Advisor Class)
Neuberger Berman Millennium                            Neuberger Berman Millennium Fund (Advisor Class)
Neuberger Berman Partners                              Neuberger Berman Partners Fund (Advisor Class)
OneAmerica(R) Asset Director                           OneAmerica(R) Asset Director Portfolio (Advisor Class)
OneAmerica(R) Investment Grade Bond                    OneAmerica(R) Investment Grade Bond Portfolio (Advisor Class)
OneAmerica(R) Money Market*                            OneAmerica(R) Money Market Portfolio (Advisor Class)
OneAmerica(R) Value                                    OneAmerica(R) Value Portfolio (Advisor Class)
Oppenheimer Developing Markets                         Oppenheimer Developing Markets Fund (N Class)
Oppenheimer Global                                     Oppenheimer Global Fund (N Class)
Oppenheimer International Bond                         Oppenheimer International Bond Fund (N Class)
Oppenheimer International Small Company                Oppenheimer International Small Company Fund (N Class)
Oppenheimer Main Street Opportunity                    Oppenheimer Main Street Opportunity Fund (N Class)
Oppenheimer Small Cap Value                            Oppenheimer Small Cap Value Fund (N Class)
PIMCO High Yield                                       PIMCO High Yield Fund (R Class)
PIMCO Total Return                                     PIMCO Total Return Fund (R Class)
Russell LifePoints Aggressive                          Russell LifePoints Aggressive Strategy Fund (D Class)
Russell LifePoints Balanced                            Russell LifePoints Balanced Strategy Fund (D Class)
Russell LifePoints Conservative                        Russell LifePoints Conservative Strategy Fund (D Class)
Russell LifePoints Equity Aggressive                   Russell LifePoints Equity Aggressive Strategy Fund (D Class)
Russell LifePoints Moderate                            Russell LifePoints Moderate Strategy Fund (D Class)
State Street Equity 500 Index                          State Street Equity 500 Index
T. Rowe Price Blue Chip Growth                         T. Rowe Price Blue Chip Growth Fund (R Class)
T. Rowe Price Equity Income                            T. Rowe Price Equity Income Portfolio (R Class)
T. Rowe Price Growth Stock                             T. Rowe Price Growth Stock Fund (R Class)
T. Rowe Price International Growth & Income            T. Rowe Price International Growth & Income Fund (R Class)
T. Rowe Price International Stock                      T. Rowe Price International Stock Fund (R Class)
Templeton Foreign                                      Templeton Foreign Fund (R Class)
Templeton Growth                                       Templeton Growth Fund (R Class)
Thornburg Core Growth                                  Thornburg Core Growth Fund (R Class)

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                                                                     [(SBR)]  28

Thornburg  International Value                         Thornburg International Value Fund (R Class)
Thornburg Limited-Term Income                          Thornburg Limited-Term Income Fund (R Class)
Thornburg Limited-Term US Govt                         Thornburg Limited-Term US Govt Fund (R Class)
Thornburg Value                                        Thornburg Value Fund (R Class)

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                                                                     [(SBR)]  29